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                                                                   EXHIBIT 10.80

                                   GUARANTEE

     GUARANTEE, dated as of October 5, 2000, of AGL Resources Inc., a Georgia corporation (the "Guarantor").

     The Guarantor, for value received, hereby irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the promissory notes (the "Notes") issued by AGL Capital Corporation, a Nevada corporation (the "Company"), from time to time pursuant to the Issuing and Paying Agency Agreement, dates as of September 25, 2000, as the same may be amended, supplemented or modified from time to time (the "Agreement"), between the Company and The Bank of New York in the form of (i) certificated notes or (ii) book-entry obligations evidenced by a master note payable to The Depository Trust Company or its nominee. The Guarantor's obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Agreement or the Notes.

     This Guarantee is a guaranty of the due and punctual payment (and not collectibility) of all obligations of the Company in respect of the Notes and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (a) the absence of any action to obtain such amounts from the Company, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Company under the Agreement or the Notes or of any collateral security therefor or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Company or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the Notes.

     This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment of the Company, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     This Guarantee shall be governed by and construed in accordance with the law of the State of New York.

                                   AGL RESOURCES INC.

                                   /s/ Donald P. Weinstein
                                   ________________________________
                                   By: Donald P. Weinstein
                                   Title: Chief Financial Officer